EXHIBIT 99.2

FOR:     ARTRA GROUP INCORPORATED
         500 CENTRAL AVENUE                          FOR IMMEDIATE RELEASE
         NORTHFIELD, ILLINOIS 60093
         Contact:  Mr. Robert S. Gruber, Vice President (212) 628-2554


                           ARTRA GROUP AGREES TO SELL
                               BAGCRAFT SUBSIDIARY



         Northfield, Ill, August 27, 1998 ------ ARTRA GROUP INCORPORATED (NYSE:ATA) today announced that it has entered into an agreement to sell its wholly-owned Bagcraft Corporation of America subsidiary for $91.5 million, comprised of $89 million in cash and a three-year, $2.5 million promissory note bearing a 10% interest rate. A portion of the proceeds from the sale will be used to retire Bagcraft senior debt and certain liabilities.

         The buyer is Packaging Dynamics, a new, non-consolidated joint venture of Ivex Packaging Corporation (NYSE:IXX).

         The Bagcraft transaction has been approved by the Board of Directors of ARTRA and Ivex. The agreement, subject to customary regulatory approvals, will be consummated pending the approval of ARTRA shareholders, expected approximately October 31, 1998.

         After the sale is completed, ARTRA will consist of cash and securities. The Company is presently evaluating various business opportunities.

         Bagcraft is a producer of sandwich wraps, window bags, microwave popcorn bags and waxed bags with manufacturing facilities in Chicago, Illinois and Baxter Springs, Kansas.

         Statements contained in this press release which are not historical facts are forward-looking statements. Such forward-looking statements are necessary estimates reflecting the best judgment of the party making such statements based upon current information and involve a number of risks and uncertainties. Forward-looking statements contained in this press release or in other public statements of the parties should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.


                                      ###